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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000 relating to the financial statements and financial statement schedules of Register.com, Inc, which appears in Register.com, Inc's Registration Statement on Form S-1 dated March 2, 2000.



/s/ PricewaterhouseCoopers LLP
New York, New York
April 11, 2000